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                       FORM OF OPINION OF COUNSEL RENDERED
                               BY WINSTON & STRAWN

The Board of Directors
Prime Retail, Inc.,
General Partner of Prime Retail, L.P.

                  Re:      Prime Retail, L.P.
                           Registration Statement on Form S-4
                           Registration No. 333-______

Ladies and Gentlemen:

                  We have served as counsel to Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership"), in connection with certain securities and corporate law matters arising out of the issuance by Prime Partnership of up to __________common units of limited partnership interests of Prime Partnership ("Prime Partnership Common Units"), to the limited partners of Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership ("Horizon Partnership"), in connection with the merger of Horizon Partnership with and into Prime Partnership, as described in the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended. Capitalized terms used by not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

                  In connection with our representation of Prime Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies of certified or otherwise identified to our satisfaction, the following documents:

                  1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") on __________, 1998, as amended, including the related form of Joint Consent Solicitation Statement/Prospectus/Information Statement (the "Consent Solicitation") included therein;

                  2. The Certificate of Limited Partnership of Prime Partnership, certified as of a recent date by the Secretary of State of Delaware ("Secretary of State");

                  3. The Second Amended and Restated Agreement of Limited Partnership of Prime Partnership;

                  4. The Merger Agreement;

                  5. The Contribution Agreement;


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The Board of Directors
of Prime Retail, Inc., as general partner of Prime Retail, L.P.
Page 2

                  6. A certificate of the Secretary of State, as of a recent date, as to the good standing of Prime Partnership; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth herein, subject to the assumptions, limitations and qualifications stated herein.

                  The documents referred to in paragraphs 1-5 above are hereinafter collectively referred to as the "Documents."

                  In expressing the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                  1. Each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws, relating to or affecting the enforcement of creditors' rights and (b) by general equitable principles.

                  2. Each individual executing any of the Documents on behalf of a party is duly authorized to do so.

                  3. Each individual executing any of the Documents whether on behalf of such individual or another person, is legally competent to do so.

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certificates or photostatic copies conform to the original documents. All signatures on all of the Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

                  The phrase "to our knowledge" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:


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The Board of Directors
of Prime Retail, Inc., as general partner of Prime Retail, L.P.
Page 3

                  1. Prime Partnership is a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State.

                  2. The Prime Partnership Common Units have been duly and validly authorized and, when and if issued in accordance with the Documents and the authorization of the Board of Directors of Prime Retail, Inc. in its capacity as general partner of Prime Partnership, will be duly and validly issued, fully paid and nonassessable.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" therein.

                                   Very truly yours,

                                   WINSTON & STRAWN